Exhibit 5.1

Jenkens & Gilchrist	AUSTIN, TEXAS
A PROFESSIONAL CORPORATION	(512) 499-3800

1445 ROSS AVENUE	CHICAGO, ILLINOIS
SUITE 3200	(312) 425-3900
DALLAS, TEXAS 75202

HOUSTON, TEXAS
(713) 951-3300

(214) 855-4500 FACSIMILE (214) 855-4300	LOS ANGELES, CALIFORNIA (310) 820-8800

www.jenkens.com	NEW YORK, NEW YORK
(212) 704-6000

PASADENA, CALIFORNIA
(626) 578-7400

SAN ANTONIO, TEXAS
(210) 246-5000

WASHINGTON, D.C.
(202) 326-1500

September 28, 2004

FelCor Lodging Limited Partnership
c/o FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062-3933

Re:	Registration Statement on Form S-4 (File No. 333 — 117598);
$290,000,000 Aggregate Principal Amount of Senior Floating
Rate Notes due 2011

Ladies and Gentlemen:

     In connection with the registration of $290,000,000 aggregate principal amount of Senior Floating Rate Notes due 2011 (the “Notes”) by FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), under the Securities Act of 1933, as amended (the “Act”), on Form S-4 filed with the Securities and Exchange Commission (Registration No. 333-117598) (the “Registration Statement”), and the concurrent registration of guarantees (the “Guarantees”) of the Notes by FelCor Lodging Trust Incorporated (“FelCor”) and the following subsidiaries of FelCor and FelCor LP: FelCor/CSS Hotels, L.L.C., FelCor/LAX Hotels, L.L.C., FelCor Eight Hotels, L.L.C., FelCor/CSS Holdings, L.P., FelCor/St. Paul Holdings, L.P., FelCor/LAX Holdings, L.P., FelCor Hotel Asset Company, L.L.C., FelCor Nevada Holdings, L.L.C., FHAC Nevada Holdings, L.L.C., FHAC Texas Holdings, L.P., FelCor Omaha Hotel Company, L.L.C., FelCor Moline Hotel, L.L.C., FelCor Country Villa Hotel, L.L.C., FelCor Canada Co., FelCor TRS Holdings, L.P., Kingston Plantation Development Corp. and FelCor Holdings Trust (collectively, the “Subsidiary Guarantors” and, together with FelCor, the “Guarantors”), you have requested our opinion with respect to the matters set forth below. The Notes and Guarantees will be issued pursuant to an indenture (the “Indenture”), dated as of May 26, 2004, among FelCor LP, FelCor, the Subsidiary Guarantors and SunTrust Bank, as trustee (the “Trustee”).

     In our capacity as your special counsel in connection with such registration, we have examined and relied upon the originals or copies, certified to our satisfaction, of the following (collectively, the “Documents”):

1.	the Registration Statement, as amended to date;

2.	the executed Indenture;

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION

FelCor Lodging Limited Partnership
September 28, 2004

3.	the executed Registration Rights Agreement, dated May 26, 2004, by and among FelCor LP, FelCor and Deutsche Bank Securities Inc.;

4.	the executed Registration Rights Agreement, dated July 6, 2004, by and among FelCor LP, FelCor and Deutsche Bank Securities Inc.;

5.	the form of the Notes;

6.	FelCor’s Articles of Amendment and Restatement and Bylaws, in each case, as amended, corrected and supplemented and as in effect on the date hereof, as certified pursuant to the officers’ certificates described below;

7.	the Certificate of Limited Partnership and the Second Amended and Restated Agreement of Limited Partnership of FelCor LP, in each case, as amended, corrected and supplemented and as in effect on the date hereof; as certified pursuant to the officers’ certificates described below;

8.	the articles of organization, operating agreements, certificates of limited partnership, agreements of limited partnership, certificate of amalgamation, certificates of incorporation, bylaws, certificates of formation, limited liability company agreements and declaration of trust, as applicable, of the Subsidiary Guarantors, in each case, as amended, corrected and supplemented and as in effect on the date hereof, as certified pursuant to the officers’ certificates described below;

9.	copies of the resolutions of the Board of Directors of FelCor, including as general partner of FelCor LP, adopted on April 27, 2004, and the resolutions of the Executive Committee of the Board of Directors of FelCor adopted on May 2, 2004, relating to, among other things, the issuance and sale of the Notes and the preparation and filing of the Registration Statement as certified pursuant to the officers’ certificates described below;

10.	copies of the unanimous written consents of the Subsidiary Guarantors, dated May 17, 2004 and June 24, 2004, relating to the issuance of the Guarantees; and

11.	certificates, dated as of the date hereof, containing representations to this firm as to certain documents furnished to us and certain factual matters and executed by certain senior officers of FelCor and the Subsidiary Guarantors.

     In making the foregoing examinations, we have assumed the authenticity of the documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion to the extent we deem reasonably appropriate, we have requested and reviewed the certificates of officers referenced in item 11 above. We have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the Documents. The Documents are the only documents, records and instruments examined by us for the purposes of this

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION

FelCor Lodging Limited Partnership
September 28, 2004

opinion. In addition, we have made such other investigations of applicable law currently in effect as we deemed necessary under customary practice to enable us to render this opinion.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. When executed and delivered by or on behalf of FelCor LP and authenticated by the Trustee in accordance with the terms of the Indenture, the Notes will constitute valid and binding obligations of FelCor LP.

     2. When the Notes are duly executed and authenticated by the Trustee in accordance with the provisions of the Indenture, the Guarantees will constitute valid and binding obligations of the Guarantors.

     The opinions rendered by us in paragraphs 1 and 2 immediately above are subject to the following exceptions, limitations and qualifications: (i) we express no opinion concerning the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights, powers, privileges, interests and remedies of creditors generally; (ii) we express no opinion concerning the effects of general rules or principles of equity or public policy, whether considered in a proceeding in equity, at law or otherwise, including, without limitation, those pertaining to materiality, good faith, fair dealing, diligence, reasonableness, unconscionability, impossibility of performance, indemnification, exculpation, contribution, priorities, redemption or other cure, suretyship rights or defenses, waiver, laches, estoppel or judicial deference; (iii) we express no opinion concerning the effects of the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief and indemnification; and (iv) we express no opinion concerning the rights, powers, privileges, remedies and interests of any party under the Documents or applicable law that may be exercised or otherwise enforced in bad faith, in a commercially unreasonable manner or for immaterial breaches, consequences or damages.

     To the extent our opinions relate to the enforceability of the choice of New York law and jurisdiction, our opinions are rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401 and 1402 (to the extent applicable) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

     We are licensed to practice law only in the States of Texas and New York. The opinions expressed herein are specifically limited to the applicable laws of the States of Texas and New York, the Delaware Revised Uniform Limited Partnership Act and the applicable federal laws of the United States of America that, in our experience, are applicable to securities of the type covered by the Registration Statement. We do not express any opinion with respect to the laws of any jurisdiction other than such laws or as to the effect of any such other laws on our opinions.

Jenkens & Gilchrist
A PROFESSIONAL CORPORATION

FelCor Lodging Limited Partnership
September 28, 2004

     Our opinions are as of, and limited to, the Documents, applicable law, facts and circumstances as of the date hereof (which we note could be changed with possible retroactive effect), and in any event we do not undertake to advise you of any such item or change therein occurring or coming to our attention subsequent to the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

JENKENS & GILCHRIST,
A Professional Corporation

/s/ ROBERT W. DOCKERY

By: Robert W. Dockery
Authorized Signatory

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